SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   []
Check the appropriate box:

[]   Preliminary Proxy Statement
[]   Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material under Rule 14a-12

MASTERPIECE TECHNOLOGY GROUP, INC.
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[]   Fee computed on table below per Exchange Act Rules 14a-6a(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:
          Common Stock

2.   Aggregate number of securities to which transaction applies:
          Common Stock:  11,862,042

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

4.   Proposed maximum aggregate value of transaction:  Not applicable

5.   Total fee paid:  Not applicable

[]   Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:  Not applicable
     2.   Form, Schedule or Registration Statement No.  Not applicable
     3.   Filing Party:  Not applicable
     4.   Date Filed:  Not applicable

PROXY STATEMENT
SOLICITATION OF PROXIES

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Masterpiece Technology Group, Inc. (the "Company") for use at the Company's annual meeting of Shareholders, to be held at 9:30 a.m., September 20, 2000, at 455 Wards Corner Road, Loveland, OH 45140, and at any adjournment thereof (the "Meeting"). Shares of capital stock of the Company entitled to vote at the Meeting which are represented by properly executed and dated proxies returned prior to the Meeting will be voted at the meeting in accordance with the specifications thereon. If the proxy is signed without specifying choices, the proxy will be voted FOR the proposals contained herein. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting. Any shareholder giving a proxy has the right to revoke it by giving written notice to the Secretary of the Company or by duly executing and delivering a proxy bearing a later date or by attending the Meeting and giving oral notice to the Secretary at any time prior to the voting.

     A complete list of the shareholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, will be kept open at the offices of the Company, 455 Wards Corner Road, Loveland, OH 45140, for examination by any shareholder during business hours for a period of ten
(10) days immediately prior to the Meeting.

     The cost of the solicitation of proxies for the Meeting will be paid by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies personally. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to, and to obtain proxies from, their principals. The cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy statement, the form of proxy enclosed herewith, and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation are to be borne by the Company.

     This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about August 22, 2000.

VOTING

     The securities of the Company entitled to vote at the meeting consist, as of August 1, 2000, the record date fixed by the Board of Directors (the "Record Date"), of 11,862,042 shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented to the shareholders. The Company has no other outstanding voting securities. Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting.

BENEFICIAL AND RECORD OWNERSHIP OF SECURITIES

     The following table sets forth certain information as of August 1, 2000, with respect to the beneficial ownership of the Company's Common Stock (a) by each person who is known to the Company to own beneficially or of record more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for election as a director of the Company, and (c) all officers and directors of the Company as a group.

Title of   Name and Address of         Amount and Nature of     Percent of Class
Class      Beneficial Owner            Beneficial Ownership
Common     Newell Crane                1,822,500 Issued Shares  15%
Common     Margaret Crane              1,450,000 Issued Shares  12%
Common     Clarissa Wiswell Trust      1,049,454 Issued Shares   9%
Common     Ruth Breslow Trust          1,140,000 Issued Shares  10%
Common     Richard Gressett              667,385 Issued Shares  65%
Common     Jeffrey Beneson               225,001 Issued Shares  Less than 2%
Common     All Officers and Directors  3,497,501 Issued Shares  29%

ELECTION OF DIRECTORS

  The Company's Bylaws state that the Board of Directors shall consist of not less than three nor more than nine members. Since the last annual meeting of the shareholders, William Coyne, M.D. resigned from the Board of Directors. On an interim basis, the remaining Board of Directors elected, Jeffrey Beneson to fill the vacancy. Newell Crane the current President , CEO, and Chairman is also nominated. Margaret Crane has agreed to continue as a director, if elected. The shareholders are asked to elect these Directors to serve until the next annual meeting of shareholders.

  A vote FOR is a vote in favor of electing the nominated Directors until the next annual meeting.

Newell D. Crane, B.S., M.B.A., Ph.D.
Chief Executive Officer
Mr. Crane brings 29 years of experience in the medical field ranging from pharmaceuticals to clinical software. In 1969, Mr. Crane began his career with Searle Pharmaceuticals as a medical sales representative in Beverly Hills, California. Over the next 16 years with Searle, Mr. Crane held positions in hospital sales, medical training, drug utilization and analysis, and field sales management responsible for the mid-west. While still with Searle Pharmaceuticals and as part of a drug research project, Mr. Crane joined the Pharmacy Department at the University of Cincinnati as assistant professor of Pharmacy with responsibility for research grants and graduate studies at the Masters and Doctorate level for Business & Pharmacy. In 1984, Mr. Crane founded Del Crane Medical Corporation, a company that provides billing services and medical supplies to patients in nursing homes. Del Crane has provided product, billing services and clinical software to over 1,000 nursing homes in the US. In 1994, Mr. Crane founded Masterpiece Medical to provide clinical software to the physician marketplace. In 1997 Masterpiece Medical acquired control of Del Crane Medical and the companies now operate as one, with Mr. Crane serving as President & CEO.

Jeffrey H. Beneson
Vice President Investor Relations, Masterpiece Technology Group
Founder of Global Digital Information, Inc., has served as COB, CEO, President and a Director since inception. Mr. Beneson has an extensive background in business development and merchant banking, serving as a Manager for Emmett Larkin Co., (NASD member firm) of San Francisco. Formerly Mr. Beneson worked in top management with various national advertising and manufacturing concerns including Careff Paint & Chemical and Stewart Oxygen Service. Mr. Beneson attended San Fernando Valley College majoring in Marketing.

Margaret Crane, B.S., M.B.A.
Vice President, Masterpiece Technology Group
Mrs. Crane serves as the officer in charge of corporate, shareholder, legal and SEC matters in additional to daily operational functions. With a medical and business education and background, she researches market trends and developments that may influence the direction of the company. Having exhaustively researched medico-legal cases to determine the importance of clinical documentation, Mrs. Crane designed Masterpiece to conform to practice guidelines and specific medico-legal and clinical compliance issues most frequently addressed by medical practices.

OTHER BUSINESS

  At the date of this Proxy Statement, the Company knows of no other matters to be brought before the Meeting. If other matters should properly come before the Meeting, discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

Dissenters' right of appraisal.

  The Utah Revised Business Corporation Act does not provide for dissenter's rights of appraisal in connection with the election of the Board of Directors. Accordingly, stockholders will not have appraisal rights with respect to the proposal election of the Company's Board of Directors.

Executive Compensation

       Other than information provided in the Company's 2000 Financial Statements incorporated herein, executive officers and directors have received no other compensation.

Independent Public Accountants.

The Company's principal accountant is VonLehman & Company, Inc. The Company's principal accountant is not expected to be at the Company's annual meeting.

The Company retained the services of the accounting firm of Von Lehman on May 8, 2000. The information pertaining to this action And required by this item is available in the Company's 8-K report, Filed May 15, 2000, and amendments thereto.

Voting Procedures.

Quorum and Voting.

  In accordance with the Articles of Incorporation of the Company, the presence in person or by proxy of at least one-third (1/3) of the total number of outstanding shares of common stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

  The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the election of the Board of Directors as presented in the Proxy Statement, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

  Under applicable law and the Company's Bylaws, if a quorum is present at the Meeting, the election of the new Board of Directors will be approved if the shares voting in favor of the change of name exceed the shares voting against. Each stockholder will be entitled to one vote for each share of Common Stock held in the approval of this amendment. Any other matter submitted to a vote of the stockholders at the Meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

ADDITIONAL INFORMATION

  Upon written request by any person from whom the Company solicits a proxy by this Proxy Statement, the Company will furnish such person without charge with a copy of the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the year ended March 31, 2000. Any such request should be made to the Corporate Secretary at the address set forth above.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

  Please vote, date and sign the enclosed Proxy and return it at your earliest convenience. Any change of your proxy once you have signed it and sent it in will require a ten (10) day change of notice to the Company.

DATED: August 22, 2000.              By the Order of the Board of Directors


  _________________________________
  Newell Crane, PhD
  President and CEO